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                                                                    Exhibit 24.1


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Viisage Technology, Inc., hereby severally constitute and appoint Denis K. Berube, Robert C. Hughes and William A. Marshall, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, all Annual Reports on Form 10-K required to be filed by Viisage Technology, Inc., hereby ratifying and confirming all signatures as they may be signed by our said attorneys, or any of them, to said Forms 10-K.

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

Signature                              Title
---------                              -----
By: /s/ Denis K. Berube                Chairman of the Board of Directors
   ---------------------------
   Denis K. Berube

By: /s/ Robert C. Hughes               President and Chief Executive Officer
   ---------------------------         (Principal Executive Officer)
   Robert C. Hughes

By: /s/ William A. Marshall            Treasurer and Chief Financial Officer
   ---------------------------         (Principal Financial and Accounting
   William A. Marshall                 Officer)

By: /s/ Charles J. Johnson             Secretary and Director
   ---------------------------
   Charles J. Johnson

By: /s/ Harriet Mouchly-Weiss          Director
   ---------------------------
   Harriet Mouchly-Weiss

By: /s/ Peter Nessen                   Director
   ---------------------------
   Peter Nessen

By: /s/ Thomas J. Reilly               Director
   ---------------------------
   Thomas J. Reilly
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